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                                                     EXHIBIT 16
                                                     ----------


                                                     Arthur Andersen & Co
                                                     Public Accountants
                                                     Level 23A Menara Milenium
                                                     Jalan Damanlela
                                                     Pusat Bandar Damansara
                                                     50490 Kuala Lumpur
                                                     P.O. Box 11040
                                                     50734 Kuala Lumpur

                                                     Tel: 603-2577000
                                                     Fax:  603 2555332 (Main)
                                                           603 2559076 (Div)
                                                           603 2559078



August 15, 2000


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam

We have read Item 4 included in the Form 8-K dated August 15, 2000 of Kalan Gold Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                   Yours faithfully,


                                   /s/  ARTHUR ANDERSEN & CO.


cc: Mr. Patrick Lim, President/Chief Executive Officer, Kalan Gold Corporation